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                                                                    Exhibit 10.5

                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT

          THIS EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of January 1, 2003, by and between WOODCRAFT INDUSTRIES, INC., a Minnesota corporation (the "Company"), and GARY NOON ("Executive").

          A. The Company engages in the design, manufacture, assembly and sale of wood cabinetry components and products throughout North America.

          B.   Executive is presently employed by the Company.

          C. The Company desires to continue to employ Executive, and Executive desires to continue to be employed by the Company, subject to the terms and conditions set forth in this Agreement.

          NOW, THEREFORE, in consideration of the foregoing premises and the respective agreements of the Company and Executive set forth below, the Company and Executive, intending to be legally bound, agree as follows:

          1. EMPLOYMENT. Effective as of January 1, 2003, the Company shall employ Executive, and Executive shall accept such employment and perform services for the Company, upon the terms and conditions set forth in this Agreement.

          2. TERM OF EMPLOYMENT. Unless terminated at an earlier date in accordance with Section 9 hereof:

          (a) AS EMPLOYEE. The term of Executive's employment with the Company shall be for a period commencing on the date hereof and ending on December 31, 2004.

          (b) AS CONSULTANT. For a period of five (5) months after December 31, 2004, Executive shall perform not less than three hundred (300) hours of consulting services for the Company, PrimeWood, Inc. ("PrimeWood"), Brentwood Acquisition Corp. ("Brentwood") and any other direct or indirect subsidiaries of the Company (PrimeWood, Brentwood and all of the other subsidiaries of the Company being hereinafter collectively referred to as the "Affiliates"). Such services shall be performed at such times and on such projects as may be specified from time to time by the Chief Executive Officer of the Company. Executive shall be compensated for such consulting services at the rate of $125.00 per hour. The consulting arrangement may be renewed or extended on such terms as may be agreed upon by Executive and the Company in writing. In the event Executive shall not have received a severance payment provided for in
Section 10(a)(ii) or (iii) and in the event Executive shall not have been given a reasonable opportunity to perform at least 300 hours of consulting services for the Company prior to May 31, 2005, the Company shall pay Executive the difference between $37,500 and the amount of

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any consulting fees theretofore paid by the Company to Executive pursuant to this Section 2(b), which payments shall be made not later than May 31, 2005.

          3.   POSITION AND DUTIES.

          (a) EMPLOYMENT WITH THE COMPANY. During the term of Executive's employment with the Company, Executive shall perform such duties and responsibilities for the Company and the Affiliates as the Board of Directors of the Company (the "Board") shall assign to him from time to time consistent with his position. Executive shall be an executive officer of the Company and Executive's title shall be Vice President - Sales and Marketing. Executive presently has line and some staff responsibilities for the Company and PrimeWood. Executive will assume staff responsibilities for Brentwood as of the date hereof. It is contemplated that Executive's line responsibilities of the Company will be transferred in early 2003 and line responsibilities for PrimeWood will be transferred in 2004, in each case, on a schedule reasonably satisfactory to Executive and the Chief Executive Officer of the Company. Staff responsibilities for the Company and the Affiliates will continue until December 31, 2004.

          (b) PERFORMANCE OF DUTIES AND RESPONSIBILITIES. Executive shall serve the Company and the Affiliates faithfully and to the best of his ability and shall devote his full working time, attention and efforts to the business of the Company and the Affiliates during his employment with the Company. Executive hereby represents and confirms that he is under no contractual or legal commitments that would prevent him from fulfilling his duties and responsibilities as set forth in this Agreement. During his employment with the Company, Executive may participate in charitable activities and personal investment activities to a reasonable extent, and he may serve as a director of business organizations in which he has personally invested, so long as such activities and directorships do not interfere with the performance of his duties and responsibilities hereunder.

          4.   COMPENSATION.

          (a) BASE SALARY. While Executive is employed by the Company hereunder, the Company shall pay to Executive an annual base salary of $126,690 for 2003 and at the rate of $130,491 for 2004, less, in each case, deductions and withholdings, which base salary shall be paid in accordance with the Company's normal payroll policies and procedures.

          (b) INCENTIVE COMPENSATION. While Executive is employed by the Company as an employee hereunder (as opposed to a consultant), Executive shall be entitled to participate in the Company's Executive Incentive Compensation Plan, as described in Exhibit A hereto. Executive shall be entitled to guaranteed minimum incentive compensation of $40,000 for 2003 payable in 2003 upon request of Executive; any such incentive compensation earned by Executive for 2003 in excess of $40,000 shall be payable on or before March 31, 2004. Incentive compensation for 2004 shall be payable on or before March 31, 2005.

          (c) EMPLOYEE BENEFITS. While Executive is employed by the Company hereunder as an employee (as opposed to employment as a consultant), Executive shall be

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entitled to participate in all employee benefit plans and programs of the
Company to the extent that Executive meets the eligibility requirements for each individual plan or program. The Company provides no assurance as to the adoption or continuance of any particular employee benefit plan or program, and Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

          (d) EXPENSES. While Executive is employed by the Company hereunder (whether as an employee or as a consultant), the Company shall reimburse Executive for all reasonable and necessary out-of-pocket business, travel and entertainment expenses incurred by him in the performance of his duties and responsibilities hereunder, subject to the Company's normal policies and procedures for expense verification and documentation; provided, however, that if Executive relocates his residence from the St. Cloud metropolitan area, the Company shall not be liable for more than $1,000 of travel expenses per trip from Executive's residence to Wahpeton and/or St. Cloud.

          5. CONFIDENTIAL INFORMATION. Except as permitted by the Board, during the term of Executive's employment with the Company and at all times thereafter, Executive shall not divulge, furnish or make accessible to anyone or use in any way other than in the ordinary course of the business of the Company and the Affiliates, any confidential, proprietary or secret knowledge or information of the Company or any of the Affiliates that Executive has acquired or shall acquire during the term of his work for the Company or any of the Affiliates as an employee, whether developed by himself or by others, concerning
(i) any trade secrets, (ii) any confidential, proprietary or secret designs, processes, formulae, plans, devices or material (whether or not patented or patentable) directly or indirectly useful in any aspect of the business of the Company or any of the Affiliates, (iii) any customer or supplier lists of the Company or any of the Affiliates, (iv) any confidential, proprietary or secret development or research work of the Company or any of the Affiliates, (v) any strategic or other business, marketing or sales plans of the Company or any of the Affiliates, (vi) any financial data or plans respecting the Company or any of the Affiliates, or (vii) any other confidential or proprietary information or secret aspects of the business of the Company or any of the Affiliates. Executive acknowledges that the above-described knowledge and information constitutes a unique and valuable asset of the Company and represents a substantial investment of time and expense by the Company or one or more of the Affiliates, and that any disclosure or other use of such knowledge or information other than for the sole benefit of the Company or any of the Affiliates would be wrongful and would cause irreparable harm to the Company. During the term of Executive's employment with the Company, Executive shall refrain from any acts or omissions that would reduce the value of such knowledge or information to the Company. The foregoing obligations of confidentiality shall not apply to any knowledge or information that (i) is now or subsequently becomes generally publicly known in the form in which it was obtained from the Company or any of the Affiliates, (ii) is independently made available to Executive in good faith by a third party who has not violated a confidential relationship with the Company or any of the Affiliates, or (iii) is required to be disclosed by legal process, other than as a direct or indirect result of the breach of this Agreement by Executive.

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          6.   VENTURES. If, during the term of Executive's employment with the
Company, Executive is engaged in or associated with the planning or implementing of any project, program or venture involving the Company or any of the Affiliates and a third party or parties, all rights in such project, program or venture shall belong to the Company. Except as approved in writing by the Board, Executive shall not be entitled to any interest in any such project, program or venture or to any commission, finder's fee or other compensation in connection therewith, other than the compensation to be paid to Executive by the Company as provided herein. Executive shall have no interest, direct or indirect, in any customer or supplier that conducts business with the Company or any of the Affiliates, unless such interest has been disclosed in writing to and approved by the Board before such customer or supplier seeks to do business with the Company or any of the Affiliates; ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 6.

          7.   NONCOMPETITION COVENANT.

          (a) AGREEMENT NOT TO COMPETE. During the term of Executive's employment with the Company and for a period of 12 consecutive months from the later of (i) the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, or (ii) the date of termination of Executive's consulting services for the Company and the Affiliates, Executive shall not, directly or indirectly, throughout North America, engage in any business that the Company or any of the Affiliates has engaged in during the term of Executive's work for the Company or any of the Affiliates as an employee or consultant, or any part of such business, including without limitation the design, development, manufacture, distribution, marketing, leasing or selling of hardwood or vinyl doors, parts or accessories, veneer raised panels or veneer profile wrapped accessories, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise. Notwithstanding the foregoing, from and after August 1, 2004, Executive shall be entitled to perform consulting services for (i) door manufacturers whose market is limited to custom cabinet shops in Texas and/or Oklahoma (such as Texas Door Division of Western Cabinets), (ii) sellers of building material millwork that are not competitors of the Company and whose customers are situated outside Minnesota, Wisconsin and North Dakota, and (iii) such other businesses as may be approved in writing by the Chief Executive Officer of the Company. Any questions relating to activities permitted hereunder during the aforedescribed 12-month period shall be resolved by the Chief Executive Officer of the Company. Ownership by Executive, as a passive investment, of less than 2.5% of the outstanding shares of capital stock of any corporation listed on a national securities exchange or publicly traded in the over-the-counter market shall not constitute a breach of this Section 7(a).

          (b) AGREEMENT NOT TO HIRE. During the term of Executive's employment with the Company and for a period of 24 consecutive months from the later of (i) the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, or (ii) the

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date of termination of Executive's consulting services for the Company and the
Affiliates, Executive shall not, directly or indirectly, hire, engage or solicit any person who is then an employee of the Company or any of the Affiliates or who was an employee of the Company or any of the Affiliates at the time of Executive's termination of employment, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

          (c) AGREEMENT NOT TO SOLICIT. During the term of Executive's employment with the Company and for a period of 24 consecutive months from the later of (i) the date of the termination of such employment, whether such termination is with or without Cause (as defined below), or whether such termination is at the instance of Executive or the Company, or (ii) the date of termination of Executive's consulting services for the Company and the Affiliates, Executive shall not, directly or indirectly, solicit, request, advise or induce any current or potential customer, supplier or other business contact of the Company or any of the Affiliates to cancel, curtail or otherwise change its relationship with the Company or any of the Affiliates, in any manner or capacity, including without limitation as a proprietor, principal, agent, partner, officer, director, stockholder, employee, member of any association, consultant or otherwise.

          (d) ACKNOWLEDGMENT. Executive hereby acknowledges that the provisions of this Section 7 are reasonable and necessary to protect the legitimate interests of the Company and that any violation of this Section 7 by Executive shall cause substantial and irreparable harm to the Company to such an extent that monetary damages alone would be an inadequate remedy therefor. Therefore, in the event that Executive violates any provision of this Section 7, the Company shall be entitled to an injunction, in addition to all the other remedies it may have, restraining Executive from violating or continuing to violate such provision.

          (e) BLUE PENCIL DOCTRINE. If the duration of, the scope of or any business activity covered by any provision of this Section 7 is in excess of what is valid and enforceable under applicable law, such provision shall be construed to cover only that duration, scope or activity that is valid and enforceable. Executive hereby acknowledges that this Section 7 shall be given the construction which renders its provisions valid and enforceable to the maximum extent, not exceeding its express terms, possible under applicable law.

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          8.   PATENTS, COPYRIGHTS AND RELATED MATTERS.

          (a) DISCLOSURE AND ASSIGNMENT. Executive shall immediately disclose to the Company any and all improvements and inventions that Executive may conceive and/or reduce to practice individually or jointly or commonly with others while he is employed with the Company with respect to (i) any methods, processes or apparatus concerned with the development, use or production of any type of products, goods or services sold or used by the Company or any of the Affiliates, and (ii) any type of products, goods or services sold or used by the Company or any of the Affiliates. Executive also shall immediately assign, transfer and set over to the Company his entire right, title and interest in and to any and all of such inventions as are specified in this Section 8(a), and in and to any and all applications for letters patent that may be filed on such inventions, and in and to any and all letters patent that may issue, or be issued, upon such applications. In connection therewith and for no additional compensation therefor, but at no expense to Executive, Executive shall sign any and all instruments deemed necessary by the Company or any of the Affiliates for:

               (i) the filing and prosecution of any applications for letters patent of the United States or of any foreign country that the Company may desire to file upon such inventions as are specified in this Section 8(a);

               (ii) the filing and prosecution of any divisional, continuation, continuation-in-part or reissue applications that the Company may desire to file upon such applications for letters patent; and

               (iii) the reviving, re-examining or renewing of any of such applications for letters patent.

Minnesota Statutes Section 181.78 provides that the agreement of Executive contained in this Section 8(a) does not apply, and written notification is hereby given to Executive that this Section 8(a) shall not apply, to any invention for which no equipment, supplies, facilities, confidential, proprietary or secret knowledge or information, or other trade secret information of the Company or any of the Affiliates was used and that was developed entirely on Executive's own time, and (i) that does not relate (A) directly to the business of the Company or any of the Affiliates, or (B) to the actual or demonstrably anticipated research or development of the Company or any of the Affiliates, or (ii) that does not result from any work performed by Executive for the Company or any of the Affiliates.

          (b) COPYRIGHTABLE MATERIAL. All right, title and interest in all copyrightable material that Executive shall conceive or originate individually or jointly or commonly with others, and that arise during the term of his employment with the Company and out of the performance of his duties and responsibilities under this Agreement, shall be the property of the Company and are hereby assigned by Executive to the Company, along with ownership of any and all copyrights in the copyrightable material. Upon request and without further compensation

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therefor, but at no expense to Executive, Executive shall execute any and all papers and perform all other acts necessary to assist the Company to obtain and register copyrights on such materials in any and all countries. Where applicable, works of authorship created by Executive for the Company or any of the Affiliates in performing his duties and responsibilities hereunder shall be considered "works made for hire," as defined in the U.S. Copyright Act.

          (c) KNOW-HOW AND TRADE SECRETS. All know-how and trade secret information conceived or originated by Executive that arises during the term of his employment with the Company and out of the performance of his duties and responsibilities hereunder or any related material or information shall be the property of the Company, and all rights therein are hereby assigned by Executive to the Company.

          9.   TERMINATION OF EMPLOYMENT.

          (a) The Executive's employment with the Company shall terminate immediately upon:

               (i) Executive's receipt of written notice from the Company of the termination of his employment;

               (ii) the Company's receipt of Executive's written resignation from the Company;

               (iii)   Executive's Disability (as defined below);

               (iv)    Executive's death; or

               (v) the expiration of the term of Executive's employment with the Company as specified in Section 2 hereof.

          (b) The date upon which Executive's termination of employment with the Company occurs shall be the "Termination Date."

          10.  PAYMENTS UPON TERMINATION OF EMPLOYMENT.

          (a) If Executive's employment with the Company is terminated by the Company for any reason other than for Cause (as defined below), or by Executive as a result of his resignation for Good Reason, the Company shall:

               (i) pay to Executive as severance pay an amount equal to his current base salary until December 31, 2004:

               (ii) if Executive elects to continue his group health insurance coverage with the Company following the termination of his employment with the Company, reimburse him for the full cost of the premiums he is required

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               to pay to maintain such coverage at the same level of coverage that was in effect as of the Termination Date until December 31, 2004.

Any amount payable to Executive as severance pay or reimbursement for the cost of the continuation of his group health insurance coverage hereunder shall be subject to deductions and withholdings and shall be paid to Executive by the Company in approximately equal monthly installments commencing on the second normal payroll date of the Company following the expiration of all applicable rescission periods provided by law and continuing monthly thereafter. Any amount payable to Executive as incentive compensation hereunder for 2004 shall be paid to Executive by the Company in the same manner and at the same time that incentive compensation payments are made to current employees of the Company, but no earlier than the first normal payroll date of the Company following the expiration of all applicable rescission periods provided by law.

The Company shall be entitled to deduct from any severance pay otherwise payable to Executive hereunder: (i) any amount earned as income by Executive after the Termination Date as a result of self-employment or employment with any other employer, and (ii) any amount received by Executive after the Termination Date under any short-term or long-term disability insurance plan or program provided to him by the Company. In addition, the Company shall be entitled to cease making reimbursement payments to Executive for the cost of the continuation of his group health insurance coverage with the Company after the Termination Date if Executive becomes eligible for comparable group health insurance coverage from any other employer. For purposes of mitigation and reduction of the Company's financial obligations to Executive under this Section 10(a), Executive shall promptly and fully disclose to the Company in writing: (i) the nature and amount of any such earned income from self-employment or employment with any other employer, (ii) the amount of any such disability insurance payments, or
(iii) the fact that he has become eligible for comparable group health insurance coverage from any other employer, and Executive shall be liable to repay any amounts to the Company that should have been so mitigated or reduced but for Executive's failure or unwillingness to make such disclosures.

          (b) If Executive's employment with the Company is terminated by reason of:

               (i) Executive's abandonment of his employment or Executive's resignation for any reason other than Good Reason (as defined below),

               (ii) termination of Executive's employment by the Company for Cause (as defined below),

               (iii)   Executive's death, or

               (iv) the expiration of the term of Executive's employment with the Company as specified in Section 2 hereof on account of delivery of a written notice to the Company that Executive elects not to extend the term of this Agreement,

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the Company shall pay to Executive or his beneficiary or his estate, as the case may be, his base salary through the Termination Date.

          (c)  "Cause" hereunder shall mean:

               (i) an act or acts of dishonesty undertaken by Executive and intended to result in substantial gain or personal enrichment of Executive at the expense of the Company or any of the Affiliates;

               (ii) unlawful conduct or gross misconduct that is willful and deliberate on Executive's part and that, in either event, is materially injurious to the Company or any of the Affiliates;

               (iii)   the conviction of Executive of a felony;

               (iv) failure of Executive to perform his duties and responsibilities hereunder or to satisfy his obligations as an officer or employee or consultant of the Company, which failure has not seen cured by Executive within 30 days after written notice thereof to Executive from the Company; or

               (v) material breach of any terms and conditions of this Agreement by Executive not caused by the Company, which breach has not been cured by Executive within ten days after written notice thereof to Executive from the Company.

          (d)  "Good Reason" hereunder shall mean:

               (i) material breach of any terms and conditions of this Agreement by the Company not caused by Executive, which breach has not been cured by the Company within ten days after written notice thereof to the Company from Executive;

               (ii) the relocation of Executive's office by more than 50 miles from the St. Cloud, Minnesota metropolitan areas without Executive's prior written consent; or

               (iii) a reduction of Executive's base salary or a material modification to the incentive compensation plan attached hereto as Exhibit A that decreases by a substantial amount Executive's opportunity to earn incentive compensation, unless (x) such reduction is part of a general reduction in the base salaries and/or incentive compensation plans for all executive officers of the Company and

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                       (y) Executive's base salary is not reduced by more than
                       10% of his then current base salary.

          (e) "Disability" hereunder shall mean the inability of Executive to perform on a full-time basis the duties and responsibilities of his employment with the Company by reason of his illness or other physical or mental impairment or condition, if such inability continues for an uninterrupted period of 180 days or more during any 360-day period. A period of inability shall be "uninterrupted" unless and until Executive returns to full-time work for a continuous period of at least 30 days.

          (f) In the event of termination of Executive's employment, the sole obligation of the Company shall be its obligation to make the payments called for by Sections 10(a) or 10(b) hereof, as the case may be, and the Company shall have no other obligation to Executive or to his beneficiary or his estate, except as otherwise provided by law, under the terms of any other applicable agreement between Executive and the Company or under the terms of any employee benefit plans or programs then maintained by the Company in which Executive participates.

          (g) Notwithstanding the foregoing provisions of this Section 10, the Company shall not be obligated to make any payments to Executive under Section 10(a) hereof unless Executive shall have signed a release of claims in favor of the Company in a form to be prescribed by the Board, all applicable consideration periods and rescission periods provided by law shall have expired and Executive is in strict compliance with the terms of Sections 5, 7(a), 7(b), 7(c), 8(a), and 8(b) hereof as of the dates of the payments.

          11. RETURN OF RECORDS AND PROPERTY. Upon termination of his employment with the Company, Executive shall promptly deliver to the Company any and all records and any and all property of the Company or any of the Affiliates in his possession or under his control, including without limitation manuals, books, blank forms, documents, letters, memoranda, notes, notebooks, reports, printouts, computer disks, computer tapes, source codes, data, tables or calculations and all copies thereof, documents that in whole or in part contain any trade secrets or confidential, proprietary or other secret information of the Company or any of the Affiliates and all copies thereof, and keys, access cards, access codes, passwords, credit cards, personal computers, telephones and other electronic equipment belonging to the Company or any of the Affiliates.

          12.  REMEDIES.

          (a) REMEDIES. Executive acknowledges that it would be difficult to fully compensate the Company for monetary damages resulting from any breach by him of the provisions of Sections 5, 7 and 8 hereof. Accordingly, in the event of any actual or threatened breach of any such provisions, the Company shall, in addition to any other remedies it may have, be entitled to injunctive and other equitable relief to enforce such provisions, and such relief may be granted without the necessity of proving actual monetary damages.

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          (b)  ARBITRATION. Except for disputes arising under Sections 5, 7 or 8 hereof, all disputes involving the interpretation, construction, application or alleged breach of this Agreement and all disputes relating to the termination of Executive's employment with the Company shall be submitted to final and binding arbitration in Minneapolis, Minnesota. The arbitrator shall be selected and the arbitration shall be conducted pursuant to the then most recent Employment Dispute Resolution Rules of the American Arbitration Association. The decision of the arbitrator shall be final and binding, and any court of competent jurisdiction may enter judgment upon the award. All fees and expenses of the arbitrator shall be shared equally by Executive and the Company. The arbitrator shall have jurisdiction and authority to interpret and apply the provisions of this Agreement and relevant federal, state and local laws, rules and regulations insofar as necessary to the determination of the dispute and to remedy any breaches of the Agreement and/or violations of applicable laws, but shall not have jurisdiction or authority to award punitive damages or alter in any way the provisions of this Agreement. The arbitrator shall have the authority to award attorneys' fees and costs to the prevailing party. The parties hereby agree that this arbitration provision shall be in lieu of any requirement that either party exhaust such party's administrative remedies under federal, state or local law.

          13.  MISCELLANEOUS.

          (a) GOVERNING LAW. All matters relating to the interpretation, construction, application, validity and enforcement of this Agreement shall be governed by the laws of the State of Minnesota without giving effect to any choice or conflict of law provision or rule, whether of the State of Minnesota or any other jurisdiction, that would cause the application of laws of any jurisdiction other than the State of Minnesota.

          (b) ENTIRE AGREEMENT. This Agreement contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes all prior agreements and understandings with respect to such subject matter, and the parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement that are not set forth herein.

          (c) AMENDMENTS. No amendment or modification of this Agreement shall be deemed effective unless made in writing and signed by the parties hereto.

          (d) NO WAIVER. No term or condition of this Agreement shall be deemed to have been waived, except by a statement in writing signed by the party against whom enforcement of the waiver is sought. Any written waiver shall not be deemed a continuing waiver unless specifically stated, shall operate only as to the specific term or condition waived and shall not constitute a waiver of such term or condition for the future or as to any act other than that specifically waived.

          (e) ASSIGNMENT. This Agreement shall not be assignable, in whole or in part, by either party without the written consent of the other party, except that the Company may, without the consent of Executive, assign its rights and obligations under this Agreement to any corporation or other business entity (i) with which the Company may merge or consolidate, (ii) to

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which the Company may sell or transfer all or substantially all of its assets or capital stock, or (iii) of which 50% or more of the capital stock or the voting control is owned, directly or indirectly, by the Company. After any such assignment by the Company, the Company shall be discharged from all further liability hereunder and such assignee shall thereafter be deemed to be the "Company" for purposes of all terms and conditions of this Agreement, including this Section 13.

          (f) COUNTERPARTS. This Agreement may be executed in any number of counterparts, and such counterparts executed and delivered, each as an original, shall constitute but one and the same instrument.

          (g) SEVERABILITY. Subject to Section 7(e) hereof, to the extent that any portion of any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted herefrom and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

          (h) CAPTIONS AND HEADINGS. The captions and paragraph headings used in this Agreement are for convenience of reference only and shall not affect the construction or interpretation of this Agreement or any of the provisions hereof.

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          IN WITNESS WHEREOF, Executive and the Company have executed this
Agreement as of the date set forth in the first paragraph.

                                        WOODCRAFT INDUSTRIES, INC.


                                        By: /S/ John Fitzpatrick
                                            ---------------------------
                                            John Fitzpatrick, President
                                            and Chief Executive Officer


                                        /S/ Gary Noon
                                        -------------------------------
                                        Gary Noon

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                                    EXHIBIT A

                             INCENTIVE COMPENSATION

     For each fiscal year of the Company beginning after December 31, 2002, Executive shall earn, as incentive compensation, a percentage of his base salary, up to a maximum of 70%. The incentive compensation will be determined on the basis of EBITDA of the Company. Incentive compensation shall be determined as follows:

       A. For each percentage point (rounded up or down to the nearest whole number) that the Company's EBITDA is greater than 85% of the Company's projected aggregate EBITDA, up to and including 100%, Executive shall earn the product of 2.333% of his base salary not to exceed 35%; and

       B. For each percentage point (rounded up or down to the nearest whole number) that the Company's EBITDA is greater than 100% of the Company's projected aggregate EBITDA, up to and including 125%, Executive shall earn 1.4% of his base salary not to exceed 35%.

     All calculations that are required to determine the amount of Executive's incentive compensation for a fiscal year shall be calculated as of December 31. The Company shall pay Executive the amount of incentive compensation that he has earned for a fiscal year, if any, within 75 days after the end of the year.

     For purposes of determining Executive's incentive compensation, the terms used in the Exhibit A have the following meanings:

     "Base Salary" shall mean the total base salary paid to Executive in accordance with Section 4.a of this Agreement during the applicable full fiscal year.

     "Projected Aggregate EBITDA" shall mean, for any year, the amount proposed by management and approved by the Company's Board of Directors in the Company's annual plan for a fiscal year as the Company's projected EBITDA.

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